                          REGISTRATION RIGHTS AGREEMENT


      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 28, 1999, by and among Shared Technologies Cellular, Inc., a Delaware corporation (the "Company"), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as a "Purchaser" and, collectively, as the "Purchasers".

      The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"), to issue and sell to each Purchaser shares (the "Preferred Shares") of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), and a Warrant (each, a "Warrant" and, when taken together with all of the warrants issued pursuant to the Securities Purchase Agreement, the "Warrants") entitling the holder thereof to purchase shares (the "Warrant Shares") of Common Stock. The Preferred Shares are convertible pursuant to a Certificate of Designation (the "Certificate of Designation") into shares (the "Conversion Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). In order to induce the Purchasers to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

      In consideration of each Purchaser entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    DEFINITIONS.

      For purposes of this Agreement, the following terms shall have the meanings specified:

            (a) "Business Day", "Closing" and "Closing Date" shall have the respective meanings specified in the Securities Purchase Agreement;

            (b) "Holder" means any person owning or having the right to acquire, through conversion of Preferred Shares or exercise of the Warrants, or through the exercise or conversion of any securities issued to such Holder in exchange for the Preferred Shares or Warrant, including without limitation any securities issued to a Holder pursuant to a Preemptive Exchange (as defined in the Certificate of Designation), Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof;

            (c) "Filing Deadline" means the thirtieth (30th) day following the Closing Date;

            (d) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act ("Rule 415") or any successor rule providing for the offering of securities on a continuous or delayed basis ("Registration Statement"), and the declaration or ordering of effectiveness of the Registration Statement by the Securities and Exchange Commission (the "Commission");

            (e) "Registration Deadline" means the sixtieth (60th) day following the earlier to occur of (i) the date on which the Registration Statement is filed with the Commission and (ii) the Filing Deadline;

            (f) "Registrable Securities" means the Conversion Shares and the Warrant Shares (each as defined in the Certificate of Designation), and any other shares of Common Stock issuable pursuant to the terms of the Preferred Stock or the Warrants, or pursuant to any securities issued to a Holder in exchange for Preferred Stock or Warrants, including without limitation any securities issued to a Holder pursuant to a Preemptive Exchange (as defined in the Certificate of Designation) whether as a payment of a redemption price or otherwise, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares, the Warrant Shares or such other shares, including without limitation any securities received by a Holder in connection with an Exchange Transaction (as defined in the Certificate of Designation); and

            (g) "Blackout Period" means any period of one or more Business Days, not to exceed ten (10) Business Days in any period of twelve consecutive months, with respect to which (i) the Board of Directors determines in good faith that, as a result of a transaction that the Company is then considering, the Registration Statement or the related prospectus contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the Corporation delivers notice thereof to each Holder.

      2.    MANDATORY REGISTRATION.

            (a) On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a "shelf" registration statement under Rule 415 covering the resale of at least 4,500,000 shares of Registrable Securities (such number subject to equitable adjustment for the events specified in Section 6 of the Certificate of Designation) then issuable on conversion of the Preferred Shares and exercise of the Warrants. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of shares of Common Stock as may be required to effect conversion of the Preferred Shares or exercise of the Warrants, as the case may be, to prevent dilution resulting from stock splits, stock dividends or similar events. The amount of Registrable Securities registered pursuant to this paragraph (a) shall be allocated among the Holder in same proportion as the number of Preferred Shares purchased by each Holder under the Stock Purchase Agreement bears to the aggregate number of Preferred Shares purchased by all of the Holders thereunder; and any increase to the number of Registrable Securities registered pursuant to this Agreement shall be allocated among the Holders in same proportion as the number of Registrable Securities issuable to each Holder upon conversion of the Preferred Shares and exercise of the Warrants held by such Holder at the time of such increase (assuming for such purpose that such conversion or exercise were to occur as of the time of such increase and without regard to any restriction or limitation on such conversion or exercise) bears to the aggregate number of Registrable Securities issuable to all of the Holders upon conversion of the Preferred Shares and exercise of the Warrants held by such Holders at the time of such increase (assuming for such purpose that such conversion or exercise were to occur as of the time of such increase and without regard to any restriction or limitation on such conversion or exercise). The amount of registered Registrable Securities that is allocated to a Holder as provided herein is referred to herein as such Holder's "Allocated Registered Amount".

            (b) The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement (but in no event later than ten (10) Business Days following the Company's receipt thereof), and shall submit to the Commission, within one (1) Business Day after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than forty eight (48) hours after the submission of such request, and maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement and (ii) the date on which all of the remaining Registrable Securities (in the reasonable opinion of counsel to the Holders of a majority of the Registrable Securities then outstanding) may be immediately sold to the public without registration and without regard to the amount of Registrable Securities which may be sold by a Holder thereof at a given time (the "Registration Period").

            (c) If (A) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k) under the Securities Act and other than during a Blackout Period), or (C) the Common Stock is not listed and freely tradeable on the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange (each of (A), (B) or (C) being referred to herein as a "Default Event"), and the such Default Event occurs as a result of any willful action or willful failure to act on the part of the Company, the Company shall pay to each Holder an amount equal to the lesser of (x) one percent (1%) per thirty calendar day period (prorated for any period of less than thirty calendar days) and (y) the highest rate permitted by applicable law, times the aggregate Liquidation Preference (as defined in the

Certificate of Designation) of the Preferred Shares held by such Holder, accruing daily and compounded monthly, from the date on which a Default Event occurs until the date on which such Default Event and any and all other Default Events have been cured and are no longer continuing. The amounts paid or payable by the Company hereunder shall be in addition to any other remedies available to each Holder at law or in equity or pursuant to the terms hereof, any other Transaction Document or the Certificate of Designation. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) calendar days, payments shall be made at the end of each thirty-day period.

            (d) In the event that (A) the Registration Statement is not declared effective by the sixtieth (60th) Business Day following the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k) under the Securities Act and other than during a Blackout Period), or (C) the Common Stock is not listed and freely tradeable on the Nasdaq SmallCap Market, the Nasdaq National Market System or the New York Stock Exchange (each event described in clause (A), (B) or (C) being hereinafter referred to as a "Repricing Event"), in addition to the amounts which may be payable pursuant to paragraph 2(c) above (and any other remedies available to the Holders), the Fixed Conversion Price (as defined in the Certificate of Designation) for any conversion of Preferred Shares occurring on a Conversion Date (as defined in the Certificate of Designation) following the occurrence of such Repricing Event shall be deemed to be equal to the lesser of (i) the lowest Conversion Price (as defined in the Certificate of Designation) that would have applied had such conversion occurred during the period between the date on which a Repricing Event occurs and the date on which such Repricing Event and any and all other Repricing Events have been cured and are no longer continuing and (ii) the Fixed Conversion Price that would otherwise be in effect on such Conversion Date.

      3.    OBLIGATIONS OF THE COMPANY.

      In addition to performing its obligations hereunder, including without limitation those pursuant to paragraphs 2(a) and 2(b) above, the Company shall:

            (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

            (b) in the event that a Holder's Allocated Registered Amount is insufficient on any date to cover (i) the number of Registrable Securities issuable to such Holder upon conversion of the Preferred Shares and exercise of the Warrants held by such Holder (assuming for such purpose that such conversion or exercise were to occur in full on each of such trading days without regard to any restriction or limitation on such conversion or exercise, other than the limitation pursuant represented by the Conversion Limit Amount (as defined in the Certificate)), plus (ii) the number of Registrable Securities issued to such Holder and which remain unsold, the Company shall promptly amend the Registration Statement, or file a new Registration Statement, or both, so as to cover all of such Registrable Securities, in any event as soon as practicable, but not later than the tenth Business Day following such date . Any Registration Statement filed pursuant to this Section 3 shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional Registrable Securities as may be required to effect conversion of the Preferred Shares or exercise of the Warrants, as the case may be, to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2 above;

            (c) use its best efforts to secure the listing of all Registrable Securities on the Nasdaq SmallCap Market, Nasdaq National Market System or the New York Stock Exchange prior to the date on which the Registration Statement relating to such Registrable Securities becomes effective;

            (d) furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

            (e) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

            (f) in the event of an underwritten public offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

            (g) notify each Holder immediately upon the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and, in the event that the Company notifies the Holders of the imposition of a Blackout Period, the Company shall notify each Holder immediately upon the expiration of such Blackout Period;

            (h) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

            (i) furnish to each Holder, on the date that such Registration Statement becomes effective, a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Holder) addressed to such Holder, confirming the effectiveness of the Registration Statement and, to the knowledge of such counsel, the absence of any stop order;

            (j) provide each Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

            (k) permit counsel for the Holders of a majority of the Registrable Securities to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company's responses thereto, a reasonable period of time prior to the filing thereof with the Commission.

      4.    OBLIGATIONS OF EACH HOLDER.

      In connection with the registration of the Registrable Securities pursuant to the Registration Statement, each Holder shall:

            (a) furnish to the Company such information regarding itself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

            (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 3(g) or 3(h), immediately discontinue any sale or other disposition of Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement as described in paragraph 3(g) or withdrawal of the stop order referred to in paragraph 4(h);

            (c) in the event of an underwritten offering of the Registrable Securities, enter into a customary and reasonable underwriting agreement and execute such other documents as the managing underwriter for such offering may reasonably request;

            (d) to the extent required by applicable law, deliver a prospectus to each purchaser of Registrable Securities; and

            (e) notify the Company when it has sold all of the Registrable Securities theretofore held by it.

      5.    INDEMNIFICATION.

      In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person for any legal or other expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon and in conformity with written information furnished by such person expressly for use in such Registration Statement; and provided, further, that the Company shall not be required to indemnify any person to the extent that any Loss results from such person selling Registrable Securities (i) to a person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the prospectus, as most recently amended or supplemented, if the Company has previously furnished or made available copies thereof or (ii) during any period following written notice by the Company to such Holder of an event described in Section 3(g) or 3(h).

            (b) To the extent permitted by law, each Holder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement; and such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 5(b) exceed the net purchase price of securities sold by such Holder under the Registration Statement.

            (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net purchase price of securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) The obligations of the Company and each Holder under this
Section 5 shall
survive the conversion or redemption, if any, of the Preferred Shares, the exercise of the Warrant, the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

      6.    REPORTS.

      With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

            (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

      7.    MISCELLANEOUS.

            (a) Expenses of Registration. All expenses, other than underwriting discounts and commissions and fees and expenses of counsel to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 3(i) hereof, shall be borne by the Company.

            (b) Amendment; Waiver. Any provision of this Agreement may be amended only pursuant to a written instrument executed by the Company and Holders of at least two thirds (2/3) of (i) the number of outstanding Registrable Securities plus (ii) the number of Registrable Securities into which the Preferred Shares and Warrants then outstanding are convertible or exercisable, as the case may be (at the conversion or exercise price then in effect and without regard to any limitation on such conversion or exercise that may otherwise apply). Any waiver of the provisions of this Agreement may be made only pursuant to a written instrument executed by the party against whom enforcement is sought. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

            (c) Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

            If to the Company:

            Shared Technologies Cellular, Inc.
            100 Great Meadow Road
            Suite 100
            Wethersfield, CT 06109
            Attn: Legal Department
            Tel: (860) 258-2500
            Fax: (860) 258-2455

            with a copy to:

            Day, Berry & Howard LLP
            260 Franklin Street
            Boston MA 02110
            Attn: Jeffrey A. Clopeck, Esq.
            Tel: (617) 345-4600
            Fax: (617) 345-4745

and if to any Holder, to such address as shall be designated by such Holder in writing to the Company.

            (d) Termination. This Agreement shall terminate on the earlier to occur of (a) the end of the Registration Period and (b) the date on which all of the Registrable Securities have been publicly distributed; but any such termination shall be without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification and contribution obligations under this Agreement.

            (e) Assignment. Upon the transfer of Preferred Shares, Warrants or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to the securities so transferred shall be assigned automatically to the transferee thereof as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement or the Warrant, as the case may be.

            (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

                  [Remainder of Page Intentionally Left Blank]

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: MARSHALL CAPITAL MANAGEMENT, INC.



By:   /s/ Allan Weine
      Name: Allan Weine
      Title:   President

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: MARCUARD COOK & CIE S.A.


By:   /s/ Mark Cook                 /s/ Jean-Luc Girod
      Name:  Mark Cook              Jean-Luc Girod
      Title:   Manager                   Manager

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: TROWER FT


By:   /s/ A. Trower
      Name: A. Trower
      Title:   Fund Manager

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: THE TRIDENT NORTH ATLANTIC FUND


By:   /s/ Christopher Mills
      Name: Christopher Mills
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: THORNHILL INVESTMENT MANAGEMENT LIMITED
                        ACCOUNT C



By:   /s/ Christopher Chamberlain
      Name: Christopher Chamberlain
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: THORNHILL INVESTMENT MANAGEMENT LIMITED
                        ACCOUNT B


By:   /s/ Christopher Chamberlain
      Name: Christopher Chamberlain
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: PECQUOT SCOUT FUND, L.P.

 By:   PEQUOT CAPITAL MANAGEMENT, INC.
       Its Investment Adviser


By:   /s/ David J. Malat
      Name: David J. Malat
      Title:   CFO

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: OAKES FITZWILLIAMS & CO. S.A.



By:   /s/ Herbert L. Oakes, Jr.
      Name: Herbert L. Oakes, Jr.
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:/s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: OAKES FITZWILLIAMS & CO. LIMITED


By:   /s/ Herbert Oakes
      Name: Herbert Oakes
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: NCL INVESTMENTS LTD A/C NCL (NOMINEES) LTD


By:   /s/ D.H. Hunter
      Name: D.H. Hunter
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: LUPTON ESTATES LIMITED


By:   /s/ C. Edmunds Allen
      Name: C. Edmunds Allen
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: INTERNATIONAL CAPITAL PARTNERS, INC. PROFIT-
                                  SHARING TRUST


By:   /s/ Ajit G. Hutheesing
      Name: Ajit G. Hutheesing
      Title:   Trustee

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: MEINL BANK AG


By:   /s/ Robert Kofler                    By: /s/ Claudia Wegscheidler
      Name: Robert Kofler                      Name: Claudia Wegscheidler
      Title:   Member of the                   Title:   Deputy Manager
               Managing Board

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: AAGC ABN AMRO BANK NV


By:   /s/ R.F. Bastiaenon
      Name: R.F. Bastiaenon
      Title:   Head Trading Dep.
                  Private Banking

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: GRANGE NOMINEES LIMITED


By: /s/ Janet Laine
      Name: Janet Laine
      Title:   Authorized Signatory

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: E & D NO. 2 ACCOUNT, ADAM & CO. (NOMINEES) LTD.


By:   /s/ Duncan Byatt
      Name: Duncan Byatt
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: BELLHAVEN INVESTMENTS LTD.


By:   /s/ Patrick H. Thomson
      Name: Patrick H. Thomson
      Title:   Authorized Signer

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: DULVILLE LIMITED


By:   /s/ Luisa Raez
      Name: Luisa Raez
      Title:   Sole Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: EAGLE & DOMINION EURO AMERICAN GROWTH FUND LTD.


By:   /s/ Duncan Byatt
      Name: Duncan Byatt
      Title:   Director

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: EAGLE & DOMINION EURO AMERICAN GROWTH FUND L.P.


By:   /s/ Duncan Byatt
      Name: Duncan Byatt
      Title:   Director of General Partner

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

SHARED TECHNOLOGIES CELLULAR, INC.


By:   /s/ Vincent DiVincenzo
      Name:Vincent DiVincenzo
      Title:   CFO


PURCHASER NAME: ARDARA INVESTMENT INC.

       One Director:
       DUCAT LTD
By: Two Directors: /s/                             /s/
      Name:
      Title:

                                       12